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                                                               EXHIBIT (11)(L)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in Post-Effective Amendment No. 65 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of EV Classic Information Age Fund, EV Marathon Information Age Fund and EV Traditional Information Age Fund of our report relating to Information Age Portfolio dated October 4, 1996, in the Statement of Additional Information, which is part of such Registration Statement.


                                    /s/ COOPERS & LYBRAND
                                        --------------------------------------
                                        COOPERS & LYBRAND
                                        Chartered Accountants
December 17, 1996
Toronto, Canada